Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Hannon Armstrong Sustainable Infrastructure Capital, Inc.:

(1)	Form S-8 No. 333-188070,

(2)	Form S-3 No. 333-198157, and

(3)	Form S-3 No. 333-198158,

of our report dated March 1, 2016, with respect to the consolidated financial statements of Hannon Armstrong Sustainable Infrastructure Capital, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2015.

/s/ Ernst & Young LLP

McLean, Virginia

March 1, 2016

Exh. 23.1-1